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                     R.P. SCHERER INTERNATIONAL CORPORATION

                      THIRD AMENDMENT TO CREDIT AGREEMENT,
                       FIRST AMENDMENT TO PARENT GUARANTY
                   AND COMPANY GUARANTY, SECOND AMENDMENT TO
                        PERMITTED BORROWERS GUARANTY AND
                             RELEASE OF COLLATERAL

                          DATED AS OF JANUARY 12, 1994

                  NBD BANK, N.A. and COMERICA BANK, AS AGENTS
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                      THIRD AMENDMENT TO CREDIT AGREEMENT,
                       FIRST AMENDMENT TO PARENT GUARANTY
                   AND COMPANY GUARANTY, SECOND AMENDMENT TO
                        PERMITTED BORROWERS GUARANTY AND
                             RELEASE OF COLLATERAL



        THIS THIRD AMENDMENT ("Third Amendment") is made as of this 12th day of January, 1994 by and among R.P.Scherer International Corporation, a Delaware corporation ("Company"), the undersigned Permitted Borrowers, Comerica Bank, a Michigan banking corporation, successor by merger to Manufacturers Bank, N.A. ("Comerica"), NBD Bank, N.A., ("NBD"), Societe Generale ("SocGen"), The Bank of Nova Scotia ("ScotiaBank") and ABN AMRO Bank N.V. ("ABN Amro") (individually, "Bank," and collectively "Banks"), NBD Bank, N.A., as administrative agent for the Banks (in such capacity, "Administrative Agent"), and Comerica Bank, a Michigan banking corporation, successor by merger to Manufacturers Bank, N.A., as collateral and documentation agent for the Banks (in such capacity, "Collateral Agent").

RECITALS:

        A. Company, the Permitted Borrowers (excluding Scherer Italy), Administrative Agent, Collateral Agent and the Banks, other than ABN Amro (collectively, the "Prior Banks"), entered into that certain R.P. Scherer International Corporation $120,000,000 Credit Agreement dated as of June 29, 1992 ("Credit Agreement") under which the Prior Banks committed to extend credit to the Company and the Permitted Borrowers (excluding Scherer Italy) on the terms set forth therein.

        B. Pursuant to the First Amendment to Credit Agreement and Release of Guaranty dated as of October 30, 1992 ("First Amendment") by and among Company, the Permitted Borrowers (excluding Scherer Italy), Banks and the Agents, the parties thereto agreed to amend certain provisions of the aforesaid Credit Agreement to provide for the addition of ABN Amro (as a Bank) to such Credit Agreement and the Loan Documents and to make certain other changes to such Credit Agreement and the Loan Documents.

        C. Pursuant to the Second Amendment to Credit Agreement dated as of June 30, 1993 ("Second Amendment" and, together with the First Amendment, the "Amendments") by and among Company, the Permitted Borrowers, Scherer Italy, Banks and the Agents, the parties thereto consented to the Italian Acquisition and agreed to amend certain provisions of the aforesaid Credit Agreement (hereinafter, as amended by the Amendments, the "Credit Agreement") in order to accommodate such acquisition and to add Scherer Italy as a Permitted Borrower thereunder.

        D. In accordance with that certain commitment letter dated November 24, 1993 and issued to the Company by the Agents, for
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themselves and for and on behalf of the Banks (the "1993 Commitment"), Agents and the Banks have agreed to the release and discharge of the mortgages, security agreements, collateral assignments, stock pledges and other Collateral provided by the Company, the Permitted Borrowers and the Parent under the Credit Agreement and the other Loan Documents, on the terms and conditions set forth in the 1993 Commitment.

        E. For purposes of releasing and discharging the Collateral and setting forth the amendments to the Credit Agreement and certain Loan Documents required to be made pursuant to the 1993 Commitment, Company, Parent, the undersigned Permitted Borrowers, Agents and the Banks have entered into this Third Amendment.

        NOW THEREFORE, Company, Parent, the undersigned Permitted Borrowers, Agents and the Banks agree:

        1. Agents and the Banks hereby agree that, on the Effective Date hereof (as defined below), the liens, mortgages, security interests, collateral assignments, stock pledges and other collateral established by the Loan Documents listed on the attached Exhibit "A" (collectively, the "Collateral") shall be fully and irrevocably released and discharged; provided, however, that nothing contained herein shall be deemed to limit, reduce, abrogate or otherwise affect the Indebtedness or the Company Guaranty, the Parent Guaranty, the Permitted Borrowers Guaranty or the German Guaranty (delivered under the First Amendment), all of which guaranties shall remain in full force and effect, as amended hereby.

        2. Promptly following the Effective Date hereof, the Collateral Agent shall undertake to use such good faith, diligent efforts to file or record such discharges, releases, terminations or other instruments as may be reasonably required to evidence or further effectuate the discharge and release of the Collateral and shall return to Company, on its own behalf and on behalf of the Permitted Borrowers, all Collateral in its possession, including, without limitation, those share certificates listed on the attached Exhibit "B." All costs and expenses of the Collateral Agent relating to the discharge and release of the Collateral shall be paid by the Company and the Permitted Borrowers on demand pursuant to Section 12.5 of the Credit Agreement, including, without limitation, all recording fees, filing fees, notarial fees, taxes and reasonable fees and expenses of counsel. Furthermore, Company and the Permitted Borrowers shall execute and deliver, or cause to be executed and delivered, such documents or instruments as reasonably determined by Collateral Agent to be necessary or appropriate in connection with the release and discharge of the Collateral hereunder.

        3. Section 1 of the Credit Agreement is hereby amended as follows:





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                (a)  Section 1.22 is deleted.

                (b) Section 1.26 is amended and restated in its entirety as follows:

                     "1.26 `Company Collateral Documents' shall mean the Company Guaranty."

                (c) Section 1.67 is amended to replace the words "the Collateral, any Material Property" (in the sixth and seventh lines thereof) with the words "any property owned or occupied by the Company or any of its Subsidiaries."

                (d) Section 1.84 is amended to delete the last sentence thereof.

                (e) Section 1.86 is amended and restated in its entirety as follows:

                        "Section 1.86 `Material Property' shall mean any
                     property, whether personal or real, owned, leased or otherwise used from time to time by the Company or any of its Subsidiaries which is material to the operations of the Company and its Subsidiaries, taken as a whole."

                (f) Section 1.97 is amended and restated in its entirety as follows:

                        "1.97  `Parent Collateral Documents' shall mean the
                     Parent Guaranty."

                (g) Section 1.103 is amended and restated in its entirety as follows:

                        "1.103  `Permitted Borrowers Collateral Documents'
                     shall mean the Permitted Borrowers Guaranty."

                (h)  Section 1.107(b) is amended by deleting from subsection
(i) thereof, following the words "Scherer S.A.", the phrase "of property encumbered in favor of the Banks at the time of such disposition" and deleting from subsection (ii) thereof, following the words "Scherer Italy", the phrase "of property encumbered in favor of the Banks at the time of such disposition."

                (i) Section 1.07(e) is amended by deleting from clause (ii) thereof the words ", subject to the pledge of such shares in favor of the Banks".





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        (j)  Section 1.108(a) is amended by deleting the text and replacing it with the word "[Reserved]."

        (k) Section 1.108(b) is amended by changing the comma following the word "GAAP" in the fifth line thereof to a semi-colon and deleting the remainder of said subsection.

        (l) Section 1.110(b) is amended by adding a semi-colon after the words "Loan Documents" in the tenth line thereof and deleting the remainder of said subsection.

        (m)  Section 1.144 is deleted and replaced by the word "[Reserved]."

        4. Section 4 of the Credit Agreement is hereby amended as follows:

        (a) Section 4.3 is amended to delete the last seventeen lines of said Section, beginning with the words "In addition" (in the tenth line thereof).

        (b) Section 4.4 is amended to delete the last eighteen lines of said Section, beginning with the words "In addition" (in the eleventh line thereof).

        5. Section 5 of the Credit Agreement is hereby amended as follows:

        (a)  Section 5.4 is amended and restated in its entirety as follows:

                "5.4 Title to Property - Company. The Company has good and valid title to the Material Property owned by the Company."

        (b)  Section 5.5 is amended and restated in its entirety as follows:

                "5.5  Title to Property - Permitted Borrowers and Parent. Each
             of the Permitted Borrowers and the Parent has good and valid title to the Material Property owned by it."

        (c)  Section 5.6 is amended and restated in its entirety as follows:

                "5.6  Encumbrances. There are no security interests in, Liens, mortgages or other encumbrances on and no financing statements on file with respect to any property of Company,





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             Parent or any of the Permitted Borrowers, except for those Liens permitted under Section 7.5 hereof."

        (d) Clause (ii) of the first sentence of Section 5.16 is amended and restated in its entirety as follows:

                  "(ii) by the Parent and each of the Permitted Borrowers of the Loan Documents to which they are a party."

        6.   Section 6 of the Credit Agreement is hereby amended as follows:

        (a)  Section 6.10 is amended and restated in its entirety as follows:

                "6.10  Further Assurances.  Execute and deliver or cause to be executed and delivered within a reasonable time following Collateral Agent's request, and at the Company's expense, such other documents or instruments as Collateral Agent may reasonably require to effectuate more fully the purposes of this Agreement."

        (b)  Section 6.11 is deleted and replaced by the word "[Reserved]."

        (c)  Section 6.12 is amended and restated in its entirety, as follows:

                "6.12  Indemnification.   With respect to the Company,
             indemnify and save each Agent and the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by each of the Agents and the Banks by reason of an Event of Default or enforcing the obligations of the Company or the Permitted Borrowers under this Agreement or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents or any mortgage or security agreement released by Agents or the Banks from time to time hereunder; and, with respect to each of the Permitted Borrowers, indemnify and save each Agent and the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by each of the Agents and the Banks with respect to a Permitted Borrower by reason of an Event of Default or enforcing the obligations of the Permitted Borrowers under this





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
             Agreement or the Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents or any mortgage or security agreement released by Agents or the Banks from time to time hereunder."

        (d) Clause (ii) of Section 6.13 is amended and restated in its entirety as follows:

                  "(ii) by each of the Permitted Borrowers, of this Agreement and the Loan Documents."

        (e)  Section 6.14 is amended and restated in its entirety as follows:

             "6.14 Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of any acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and then current practice would dictate."

        (f)  Section 6.17 is deleted and replaced with the word "[Reserved]."

        (g) Section 6.18 is amended to delete the phrase "to execute on behalf of the Company, or any of the Permitted Borrowers, as the case may be, any financing statements, amendments, subordinations or other filings pursuant to this Agreement or any of the Loan Documents," beginning on the twenty-first line thereof, to change the semi-colon following the words "and the Loan Documents" in line thirty-six thereof to a period, and to delete the remainder of said section.

        (h)  Section 6.19 is amended and restated in its entirety as follows:

             "6.19 Special Covenants Regarding Italian Acquisition. Provided that the Italian Acquisition is consummated, within forty-five (45) days of such consummation, Company shall cause Scherer Italy (i) to commence, or cause to be commenced, by appropriate proceedings under applicable law, the Italian Merger and shall cause such merger to be completed as soon as reasonably practicable, but in no event later than March 31, 1994; and (ii) to deliver or cause to be delivered to Collateral




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             Agent, with sufficient copies for each Bank, Environmental
             Questionnaires for Pharmagel Italy and for Pharmagel France dated after the date of the Italian Acquisition, such questionnaires to contain responses consistent with the representations and warranties provided under this Agreement and otherwise satisfactory in form and substance to Agents and the Majority Banks."

        7.   Section 7 of the Credit Agreement is hereby amended as follows:

        (a) Section 7.1(a) is amended by adding the word "or" at the end thereof.

        (b)  Section 7.1(b) is deleted.

        (c)  Section 7.1(c) is redesignated as Section 7.1(b).

        (d)  Section 7.5(c) is amended in its entirety as follows:

        "(c) Liens securing any other indebtedness permitted under Section 7.4(d) hereof;"

        8. Section 8 of the Credit Agreement is hereby amended as follows:

        (a) Section 8.4 is amended to delete (in the tenth line thereof) the words "contemplated by or."

        (b) Section 8.6 is deleted, and the text of such Section replaced by the word "[Reserved]."

        (c) Section 8.7 is amended to delete the second to last sentence thereof beginning (in the thirty-sixth line of said Section) with the words "The Company" and ending (in the forty-third line of said Section) with the words "Event of Default)."

        9. Section 9 of the Credit Agreement is hereby amended as follows:

        (a) Section 9.2 is amended to change the caption of said section from "Application of Proceeds of Collateral." to "Application of Proceeds.", to delete (in the second and third lines of said section) the words "the proceeds of any of the Collateral, together with", and to delete the parenthetical phrase, "(to the extent secured by the Collateral in accordance with the Loan Documents)" beginning on line seven thereof.





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
        (b) Sections 9.4 and 9.5 are deleted, and the text of each Section replaced by the word "[Reserved]."

        10. Section 12.3 of the Credit Agreement is hereby amended to delete the words (beginning in the fourth line thereof) "except to the extent that the Uniform Commercial Code, other personal property law or real property law of a jurisdiction where Collateral is located is applicable and".

        11. The Company Guaranty, the Parent Guaranty and the Permitted Borrowers Guaranty (as amended) are hereby amended as follows:

        (a) The words "among other Collateral," in the fifth line of paragraph B of the recitals in each such guaranty are deleted.

        (b) Section 5 of the Company Guaranty and the Permitted Borrowers Guaranty is deleted and Section 8 of the Parent Guaranty is deleted, in each case replaced by the word "[Reserved].".

        12. This Third Amendment shall become effective only upon the date ("Effective Date") of the satisfaction by the Company and the Permitted Borrowers (as determined by the Banks) of the following conditions:

        (a) Collateral Agent shall have received counterpart originals of this Third Amendment, duly executed and delivered and in form satisfactory to Agents and the Banks;

        (b) Collateral Agent shall have received from Company and each of the Permitted Borrowers (other than Scherer S.A.) copies, certified by a duly authorized officer to be true and complete as of the date hereof, of records of all action taken by such parties, to authorize (i) the execution and delivery of this Third Amendment and all other documents, certificates and instruments executed or to be executed by each such party hereunder, and (ii) the performance of all of the obligations of each such party under this Third Amendment and each of such other documents, certificates and instruments;

        (c) Collateral Agent shall have received satisfactory written confirmation that the Company's implied senior debt rating from Standard & Poor's is not less than BBB-;

        (d) As of the date on which this Third Amendment is to become effective (according to the terms hereof), no Event of Default has occurred and is continuing under the Credit Agreement, and no material adverse change in the financial condition of the Company and its Subsidiaries has occurred since the date of the most recent financial statements required to be delivered by Company under the Credit Agreement; and





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
        (e) Company, Parent and each of the Permitted Borrowers shall have executed and/or delivered such other confirmations, documents and instruments as necessary or appropriate in connection with this Third Amendment, and the transactions incident thereto, as reasonably requested by Agents or the Banks.

If the foregoing conditions have not been satisfied or waived on or before February 15, 1994, this Third Amendment shall be of no further force and effect.

        13. Scherer S.A. shall deliver or cause to be delivered to Collateral Agent, on or before February 15, 1994, the authorizing documentation (applicable to it) referred to in subparagraphs (i) and (ii) of paragraph 10(b), above, and the failure to deliver such documentation will constitute an additional Event of Default under the Credit Agreement. Until such documentation has been received by Collateral Agent, Scherer S.A. shall not request, or be entitled to request, Advances under the Credit Agreement.

        14. Each of the Company and the Permitted Borrowers hereby ratifies and confirms, as of the date hereof (after giving effect to this Third Amendment), each of the representations and warranties set forth in Sections
5.1 through 5.21, inclusive, of the Credit Agreement as amended by this Amendment, and certifies that there is no Event of Default in existence, and no event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

        15. Except as specifically set forth herein, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, or any of the other Loan Documents, or to constitute a waiver by Banks or Agents of any right or remedy under the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

        16. Unless otherwise expressly defined to the contrary herein, all capitalized terms used in this Third Amendment shall have the meaning set forth in the Credit Agreement.

        17. This Third Amendment may be executed in counterpart, in accordance with Section 12.10 of the Credit Agreement.





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        IN WITNESS WHEREOF, Company, Parent, Permitted Borrowers, the Banks,
and Agents have each caused this Third Amendment to be executed by their respective duly authorized officers or agents, as applicable, and delivered as of the date set forth above.


COMERICA BANK, successor by             R.P. SCHERER INTERNATIONAL
  merger to Manufacturers                 CORPORATION
  Bank, N.A., as Collateral
  Agent


By: /s/ D. MCCANN                       By: /s/ NICOLE S. WILLIAMS

Its: Assistant Vice President           Its: Chief Financial Officer


                                        R.P. SCHERER CORPORATION


                                        By: /s/ NICOLE S. WILLIAMS

                                        Its: Chief Financial Officer




NBD BANK, N.A., as
Administrative Agent                    F&F HOLDING GMBH



By: /s/ KENNETH R. EHRHARDT             By: /s/ NICOLE S. WILLIAMS

Its: Vice President                     Its: Attorney-in-Fact



R.P. SCHERER LIMITED                    R.P. SCHERER CANADA INC.



By: /s/ NICOLE S. WILLIAMS              By: ALEKSANDAR ERDELJAN

Its: Attorney-in-Fact                   Its: Vice President





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
SCHERER DDS LIMITED                     R.P. SCHERER HOLDINGS LTD.



By: /s/ NICOLE S. WILLIAMS              By: /s/ NICOLE S. WILLIAMS

Its: Atrorney-in-Fact                   Its: Attorney-in-Fact



R.P. SCHERER HOLDINGS PTY. LTD.         R.P. SCHERER PTY. LTD.



By: /s/ NICOLE S. WILLIAMS              By: /s/ NICOLE S. WILLIAMS

Its: Atrorney-in-Fact                   Its: Attorney-in-Fact



R.P. SCHERER S.A.                       R.P. SCHERER S.p.A.



By: /s/ NICOLE S. WILLIAMS              By: /s/ NICOLE S. WILLIAMS

Its: Atrorney-in-Fact                   Its: Attorney-in-Fact





BANKS:

NBD BANK, N.A.                          COMERICA BANK, successor by
                                        merger to Manufacturers Bank,
                                        N.A.


By: KENNETH R. EHHARDT                  By: PHYLLIS D. MCCANN

Its: Vice President                     Its: Assistant Vice President


THE BANK OF NOVA SCOTIA                 SOCIETE GENERALE



By: F.C.H. ASHBY                        By: /s/ CLAUDE GARSIN

Its: Senior Manager Loan Operations     Its: Vice President





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                                        ABN AMRO BANK N.V.



                                        By: ROBERT J. GRAFF

                                        Its: Vice President



                                        By: BERNARD J. MCGULGAN

                                        Its: Vice President





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                                   EXHIBIT A

                               TO THIRD AMENDMENT

                        LOAN DOCUMENTS TO BE DISCHARGED



A.      Parent Collateral Documents

        1.   Parent Stock Pledge

B.      Company Collateral Documents

        2. Company Stock Pledge and Security Agreement (covering Company's share capital in Domestic Subsidiaries)

        3.   Australian Share Mortgage (First Company Pledge)

        4.   Australian Share Mortgage (Second Company Pledge)

        5.   Canadian Securities Pledge Agreement (First Pledge)

             a.  PPSA financing statement

        6.   Canadian Securities Pledge Agreement (Second Pledge)

        7.   English Share Charge (First Charge)

        8.   English Share Charge (Second Charge)

        9. Company Stock Pledge (100%) (covering Company's share capital in Scherer S.A. and R.P. Scherer K.K.)

             a.  Contrat De Nantissement D'Actions

             b.  Declaration De Gage

             c.  Attestation De Constitution De Gage

       10. Company Stock Pledge (65%) (covering Company's share capital in Scherer S.A. and R.P. Scherer K.K.)

       11. Company Stock Pledge (100%) (covering Company's share capital in Scherer Italy)

       12. Company Stock Pledge (65%) (covering Company's share capital in Scherer Italy)

       13.   Pinellas County, Florida Mortgage and Security Agreement

       14.   Financing Statements

             a.  Michigan Secretary of State

             b.  Pinellas County, Florida

        c.  Florida Secretary of State

        d.  New Jersey Secretary of State

        e.  Utah Secretary of State

C. Permitted Borrower Collateral Documents

        English Collateral Documents

   15.  Debenture (RPS Limited)

   16.  Debenture (Scherer Holdings Ltd.)

        French Collateral Documents

   17.  Mortgage (Hypotheque)

   18.  Pledge of Going Business Activity (Nantissement de Fonds de Commerce)

   19. Security Assignment (Cession a titre de garantie) over Accounts Receivable (Creances professionnelles)

        Canadian Collateral Documents

   20.  Demand Debenture

        a.   PPSA Financing Statement

   21.  Debenture Pledge Agreement

   22.  Charge/Mortgage of Land

   23.  General Assignment of Book Debts

        Australian Collateral Documents

   24.  Deed of Charge (Scherer Pty.)

   25.  Deed of Charge (Scherer Holdings Pty.)

   26.  Wells Road Victoria, Australia Real Property Mortgage

   27.  Stafford Street Victoria, Australia Real Property Mortgage

        Scottish Collateral Documents

   28.  Charge

   29.  Standard Security

                                   EXHIBIT B

                               TO THIRD AMENDMENT

                               SHARE CERTIFICATES



1. R.P. Scherer International Corporation - Certificate No. XI (1,000 shares)

2. R.P.S. Hardcapsule, Inc.

        Certificate No. 1 (250 shares)
        Certificate No. 2 (2,250 shares)

3. R.P.S. Hardcapsule (West) - Certificate No. 1 (1,000 shares)

4. The LVC Corporation - Certificate No. 2 (1,000 shares)

5. Science Labs, Inc. - Certificate No. 18 (1,000 shares)

6. Paco Pharmaceutical Services, Inc. - Certificate No. 2 (1,000 shares)

7. Gelatin Products International, Inc. Certificate

8. R.P. Scherer Canada, Inc.

        Certificate No. 4 (978 1/4 shares)
        Certificate No. 5 (526 3/4 shares)

9. R.P. Scherer Limited -

        Certificate No. 21 (10,000 shares)
        Certificate No. 81 (101,669 shares)
        Certificate No. 82 (1 share)

10.  R.P. Scherer Holdings Ltd. -

        Certificate No. 2 (1 share)
        Certificate No. 3 (16,900,000 shares)
        Certificate No. 4 (1 share)

11.  R.P. Scherer K.K. -

        Certificate No. 1 (37,500 shares)
        Certificate No. 2 (15,000 shares)
        Certificate No. 3 (22,500 shares)
        Certificate No. 4 (20,000 shares)
        Certificate No. 5 (224,000 shares)
        Certificate No. 6 (25,000 shares)
        Certificate No. S-1 (500,000 shares)
        Certificate No. T-1 (100,000 shares)
        Certificate No. S-2 (500,000 shares)
        Certificate No. T-2 (100,000 shares)

        Certificate No. U-1 (20,000 shares)
        Certificate No. U-2 (20,000 shares)
        Certificate No. U-3 (20,000 shares)
        Certificate No. U-4 (20,000 shares)
        Certificate No. U-5 (20,000 shares)
        Certificate No. U-6 (20,000 shares)

12.  R.P. Scherer Holdings Pty. Ltd. -

        Certificate No. H6 (5,655,000 shares)
        Certificate No. H7 (3,045,001 shares)
        Certificate No. H8 (1 share)

13.  Scherer Italy Certificates

        Certificate Nos. 1-20 and 34-42 (5400 shares)